UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously announced, on February 8, 2019, Edward Jankowski resigned as Chief Executive Officer of XpresSpa Group, Inc. (the “Company”) and as a director of the Company, effective as of that date. Mr. Jankowski’s employment with the Company terminated effective as of the close of business on February 13, 2019 (the “Separation Date”). Mr. Jankowski’s resignation was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

On March 14, 2019, the Company and Mr. Jankowski entered into a separation agreement (the “Separation Agreement”) and a non-disclosure and non-solicitation agreement (the “Non-Disclosure and Non-Solicitation Agreement”).

The Separation Agreement includes a release by Mr. Jankowski of claims against the Company and certain related parties. In consideration of the foregoing release, the Company will pay Mr. Jankowski $375,000, payable in substantially equal installments in cash commencing on the Company's next regular payroll date following the effective date of the Separation Agreement. Additionally, in consideration of the foregoing release, the Company will pay in full Mr. Jankowski’s COBRA continuation coverage for up to a maximum of twelve months following the Separation Date so long as Mr. Jankowski has not become covered by the medical plan of a subsequent employer during such period and is otherwise entitled to COBRA continuation coverage.

The Non-Disclosure and Non-Solicitation Agreement contains covenants protecting the Company’s proprietary information and intellectual property. In addition, pursuant to the Non-Disclosure and Non-Solicitation Agreement, Mr. Jankowski agreed to be subject to a covenant prohibiting him from soliciting or hiring the Company’s employees or consultants for a one-year period following the Separation Date.

The foregoing descriptions of the Separation Agreement and Non-Disclosure and Non-Solicitation Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit

Number	Description of Exhibits

10.1	Separation Agreement between the Company and Mr. Edward Jankowski, dated March 14, 2019.

10.2	Non-Disclosure Agreement between the Company and Mr. Edward Jankowski, dated March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: March 15, 2019	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer